For Release January 27, 2005
5:00 p.m. EDT
                                                      Contacts:
                              Media: Nancy Ledford
           423-229-5264 / nledford@eastman.com

Investors: Greg Riddle
423-229-8692 / griddle@eastman.com

Eastman Announces Fourth-Quarter, Year-End 2004 Financial Results

KINGSPORT, Tenn., Jan. 27, 2005 - Eastman Chemical Company (NYSE:EMN) today announced earnings of $0.68 per diluted share for fourth quarter 2004 versus earnings of $0.13 per diluted share for fourth quarter 2003. Included in the results for fourth quarter 2004 was an income tax benefit of $26 million resulting primarily from the favorable resolution of a prior year’s capital loss carryback refund claim. Excluding the items described in the following paragraph for both periods, fourth-quarter 2004 earnings per diluted share were $0.69, while fourth-quarter 2003 earnings were $0.13 per diluted share. For reconciliation to reported earnings, see Table 8 in the accompanying fourth-quarter and full-year 2004 financial tables.

Included in the results for fourth quarter 2004 were asset impairments and restructuring charges of $18 million and other operating income of $7 million from the previously announced sale of Ariel Research Corporation. Fourth-quarter 2003 results included asset impairments and restructuring charges of $9 million and other operating income of $13 million. For additional information, see “Asset Impairments and Restructuring Charges and Net Deferred Tax Benefits” below.

(In millions, except per share amounts)	4Q2004	4Q2003	FY2004	FY2003
Sales revenue	$1,658	$1,434	$6,580	$5,800
Sales revenue excluding restructured, divested and consolidated CASPI product lines*	$1,658	$1,264	$6,139	$5,081
Earnings (Loss) per diluted share	$0.68	$0.13	$2.18	$(3.50)
Earnings per diluted share excluding asset impairments and restructuring charges, other operating income and a net deferred tax benefit*	$0.69	$0.13	$2.82	$1.08
Net cash provided by operating activities	$193	$198	$494	$244

*For reconciliation to reported sales revenue and earnings per diluted share, see Tables 4a and 8 respectively in the accompanying fourth-quarter and full-year 2004 financial tables.  Also see “Asset Impairments and Restructuring Charges and Net Deferred Tax Benefits” for additional information.

“Our full-year 2004 results clearly demonstrate the significant progress we have made improving the company’s profitability,” said Brian Ferguson, chairman and CEO. “However, the continuous escalation of raw material and energy costs throughout 2004, with particular volatility in the fourth quarter, reconfirms pricing as a key determinant of our ability to improve margins.”

Operating earnings in fourth quarter 2004 were $46 million compared with operating earnings in fourth quarter 2003 of $39 million. Excluding asset impairments and restructuring charges and other operating income in both periods, operating earnings were $57 million in fourth quarter 2004 compared with $35 million in fourth quarter 2003. The year-over-year improvement was attributed primarily to a continued focus on more profitable businesses and product lines, cost reduction efforts, higher selling prices and higher sales volume. In fourth quarter 2004, raw material and energy costs increased by approximately $250 million compared with fourth quarter 2003 raw material and energy costs.

Sales revenue for fourth quarter 2004 was $1.66 billion, a 16 percent increase over fourth quarter 2003. The increase in sales revenue was attributed primarily to higher selling prices, especially in the polymers and the performance chemicals and intermediates segments. Fourth-quarter 2003 sales revenue included sales revenue from restructured, divested and consolidated product lines in the coatings, adhesives, specialty polymers and inks (CASPI) segment. Excluding sales from those product lines for fourth quarter 2003, year-over-year sales revenue increased by 31 percent and sales volume increased by 12 percent.

Division and Segment Results 4th Quarter 2004 versus 4th Quarter 2003

Eastman Division’s fourth-quarter 2004 external sales revenue increased by 2 percent compared with fourth quarter 2003 as a result of higher selling prices that offset lower sales volume. Fourth-quarter 2003 results included sales revenue from restructured, divested and consolidated product lines in the CASPI segment. Excluding sales from those product lines for fourth quarter 2003, the division’s sales revenue increased by 30 percent and sales volume increased by 20 percent. For reconciliation to reported sales revenue, see Table 4b in the accompanying fourth-quarter and full-year 2004 financial tables.

Fourth-quarter 2004 operating earnings for Eastman Division were $28 million compared with operating earnings of $16 million in fourth quarter 2003. Fourth-quarter 2004 operating earnings included asset impairments and restructuring charges of $3 million. Fourth-quarter 2003 operating earnings included asset impairments and restructuring charges of $7 million and other operating income of $13 million. Excluding those items for both periods, operating earnings increased as a continued focus on more profitable businesses and product lines, increased sales volume, higher selling prices and cost reduction efforts more than offset higher raw material and energy costs.

Coatings, Adhesives, Specialty Polymers and Inks - The segment’s fourth-quarter external sales revenue declined by 31 percent, primarily the result of the divestiture of certain businesses and product lines in third quarter 2004. Sales revenue for continuing product lines in the segment increased by 18 percent, primarily attributed to an increase in sales volume of 10 percent and higher selling prices. The increase in sales volume resulted primarily from strong demand in end-markets, including the building and construction, and nonwoven markets.

Fourth-quarter 2004 CASPI segment operating earnings included asset impairments and restructuring charges of $2 million, while fourth-quarter 2003 operating earnings included asset impairments and restructuring charges of $7 million and other operating income of $13 million. Excluding those items for both periods, operating earnings increased as a continued focus on more profitable businesses and product lines, increased sales volume and higher selling prices more than offset higher raw material and energy costs.

Performance Chemicals and Intermediates - External sales revenue increased by 47 percent as a result of increased sales volume and higher selling prices. The increased sales volume, primarily in the intermediates businesses and product lines, was attributed to long-term supply arrangements with key customers, improved end-market demand attributable to strong economic growth and increased production capacity. Operating earnings improved substantially as increased sales volume, higher selling prices and continued cost reduction efforts more than offset higher raw material and energy costs.

Specialty Plastics - External sales revenue increased by 19 percent, attributed primarily to higher sales volume. The higher sales volume resulted mainly from continued strong demand for products in new applications, including packaging, opthamalics and housewares. Operating earnings declined substantially, primarily attributed to selling prices not rising as quickly as rapidly increasing raw material and energy costs, particularly for paraxylene, and costs associated with a planned maintenance shutdown at the Kingsport, Tenn., site’s specialty polymers facilities.

Voridian Division’s fourth-quarter 2004 external sales revenue increased by 32 percent due to higher selling prices and increased sales volume. Operating earnings increased year-over-year due primarily to increased sales volume, higher selling prices and cost reduction efforts that more than offset higher raw material and energy costs.

Polymers - External sales revenue increased by 36 percent primarily due to higher selling prices. The increased selling prices were mainly the result of efforts to offset rapidly increasing raw material and energy costs, particularly paraxylene and ethylene glycol. Operating earnings increased as higher selling prices, cost reduction efforts and improved conditions in the polyethylene market more than offset higher raw material and energy costs.

Fibers - External sales revenue increased by 21 percent as a result of improved product mix and increased sales volume. The improved product mix resulted primarily from increased sales volume for acetyl chemicals in the U.S. and for acetate tow in Asia. Operating earnings increased as higher sales volume and improved product mix more than offset higher raw material and energy costs.

Developing Businesses Division’s external sales revenue for fourth quarter 2004 was $29 million compared with $19 million for fourth quarter 2003. Included in fourth-quarter operating results were asset impairments and restructuring charges of $15 million primarily due to the previously announced restructuring of Cendian Corporation and a gain of $7 million from the previously announced sale of Ariel Research Corporation. Excluding those items, operating results declined year-over-year as a result of increased spending for growth initiatives.

Corporate Full-Year 2004 versus Full-Year 2003

Eastman reported earnings of $2.18 per diluted share for full-year 2004 compared with a loss of $3.50 per diluted share for full-year 2003. Included in the results for 2004 was an income tax benefit of $26 million resulting primarily from the favorable resolution of a prior year’s capital loss carryback refund claim. Excluding the items described in the following paragraph for both periods, earnings per diluted share for full year 2004 were $2.82, while full-year 2003 earnings per diluted share were $1.08. For reconciliation to reported results, see Table 8 in the accompanying fourth-quarter and full-year 2004 financial tables.

Included in the results for full-year 2004 were asset impairments and restructuring changes of $206 million ($151 million, net of tax), a net deferred tax benefit of $90 million and other operating income of $7 million ($11 million, net of tax). Full-year 2003 results included asset impairments and restructuring charges of $489 million ($342 million, net of tax), goodwill impairments of $34 million ($34 million, net of tax), other operating income of $33 million ($20 million, net of tax) and the cumulative effect of a change in accounting principle of $3 million ($3 million, net of tax).

Operating earnings for full-year 2004 were $175 million compared with an operating loss of $267 million for full-year 2003. Full-year 2004 operating earnings included asset impairments and restructuring charges of $206 million and other operating income of $7 million. Operating results for full-year 2003 included asset impairments and restructuring charges of $489 million, goodwill impairments of $34 million and other operating income of $33 million. Excluding those items for both periods, operating earnings increased as a continued focus on more profitable businesses and product lines, increased sales volume, cost reduction efforts and higher selling prices more than offset higher raw material and energy costs. In 2004, raw material and energy costs increased by approximately $600 million compared with full-year 2003 raw material and energy costs.

Eastman’s full-year 2004 sales revenue was $6.6 billion, a 13 percent increase compared with full-year 2003. The increase was attributed primarily to higher selling prices and increased sales volume. Excluding sales from the restructured, divested and consolidated product lines in the CASPI segment for both periods, sales revenue and sales volume increased by 21 percent and 11 percent respectively in 2004 compared with 2003.

Division and Segment Results Full-Year 2004 versus Full-Year 2003

Eastman Division’s 2004 external sales revenue increased by 6 percent compared with 2003, primarily the result of increased selling prices and a favorable foreign currency exchange rate. Excluding sales from restructured, divested and consolidated product lines in the CASPI segment for both 2004 and 2003, sales revenue and sales volume increased by 18 percent and 12 percent respectively. For reconciliation to reported sales revenue, see Table 4b in the accompanying fourth-quarter and full-year 2004 financial tables. The division’s 2004 operating earnings were $96 million compared with an operating loss of $384 million in 2003. Operating earnings in 2004 included asset impairments and restructuring charges of $172 million. Operating results for 2003 included asset impairments and restructuring charges of $486 million, goodwill impairments of $34 million and other operating income of $33 million. Excluding those items for both periods, operating earnings improved as an increased focus on more profitable businesses and product lines, increased sales volume, higher selling prices and cost reduction efforts more than offset higher raw material and energy costs.

Coatings, Adhesives, Specialty Polymers and Inks - External sales revenue declined by 8 percent primarily due to lower sales volume. Excluding sales from the restructured, divested and consolidated product lines for both periods, sales revenue and sales volume increased by 15 percent and 11 percent respectively in 2004 compared with 2003. The increased sales volume for continuing products was due primarily to improved end-market demand attributable to strong economic growth and the marketing of new applications for existing products. Operating earnings for the segment were $67 million in 2004 compared with an operating loss of $402 million in 2003. In 2004, operating earnings included asset impairments and restructuring charges of $81 million, while 2003 results included asset impairments and restructuring charges of $428 million, goodwill impairments of $34 million and other operating income of $13 million. Excluding those items for both periods, operating results improved in 2004 compared with 2003, attributed primarily to a continued focus on more profitable businesses and product lines, increased sales volume and cost reduction efforts that more than offset higher raw material and energy costs. For reconciliation to reported sales revenue and operating earnings, see Table 5 in the accompanying fourth-quarter and full-year 2004 financial tables.

Performance Chemicals and Intermediates - External sales revenue increased by 23 percent, primarily the result of increased sales volume and higher selling prices. The increased sales volume was attributed to improved end-market demand due to strong economic growth and the implementation of long-term supply arrangements with key customers. Operating earnings for 2004 included asset impairments and restructuring charges of $38 million, while 2003 operating earnings included asset impairments and restructuring charges of $57 million. Excluding those items for both periods, operating earnings increased as higher sales volume, higher selling prices and cost reduction efforts more than offset higher raw material and energy costs.

Specialty Plastics - External sales revenue increased 15 percent, mainly resulting from higher sales volume. The higher sales volume was attributed primarily to strong demand for products in both new and existing applications. Operating earnings in 2004 included asset impairments and restructuring charges of $53 million, while 2003 operating earnings included asset impairments and restructuring charges of $1 million and other operating income of $20 million. Excluding those items for both periods, operating earnings increased as higher sales volume, continued focus on more profitable businesses and product lines, and cost reduction efforts offset higher raw material and energy costs.

Voridian Division’s full-year 2004 external sales revenue increased by 22 percent, attributed to increased sales volume and higher selling prices. Operating earnings in 2004 were $171 million compared with $187 million in 2003. Included in 2004 operating earnings were asset impairments and restructuring charges of $13 million, while 2003 operating earnings included $3 million of asset impairments and restructuring charges. Excluding those items for both periods, operating earnings declined slightly as increased sales volume, higher selling prices and cost reduction efforts were offset by higher raw material and energy costs. In addition, 2003 operating earnings included a $14 million gain from an insurance settlement related to operational disruptions in 2002.

Polymers - External sales revenue increased by 24 percent primarily due to higher selling prices and increased sales volume. The increased sales volume was mainly the result of continued strong end-market demand attributable in part to increased substitution of PET polymers for other materials. Operating earnings for 2004 were $25 million compared with $62 million for 2003. The 2004 operating earnings included asset impairments and restructuring charges of $13 million, while 2003 operating earnings included asset impairments and restructuring charges of $2 million. Excluding those charges for both periods, operating earnings declined as increased sales volume and higher selling prices were more than offset by higher raw material and energy costs. In addition, 2003 operating earnings included a $14 million gain from an insurance settlement related to previously announced operational disruptions.

Fibers - External sales revenue increased by 15 percent due mainly to increased sales volume, particularly for acetyl chemicals in the U.S. and acetate tow in Asia. Operating earnings increased primarily as a result of the increased sales volume.

Developing Businesses Division’s external sales revenue for 2004 was $121 million compared with $69 million for 2003. Operating results for 2004 included asset impairments and restructuring charges of $21 million primarily due to the previously announced restructuring of Cendian Corporation and other operating income of $7 million from the previously announced sale of Ariel Research Corporation. Excluding those items, operating results declined as a result of increased spending for growth initiatives, partially offset by reduced operating losses associated with the restructuring of Cendian Corporation.

Asset Impairments and Restructuring Charges and Net Deferred Tax Benefits

During fourth quarter 2004, Eastman recognized pretax asset impairments and restructuring charges of $18 million. Included in those charges were non-cash asset impairments of $9 million and restructuring charges of $9 million. The non-cash asset impairments related to the adjustment to fair value of assets at Cendian Corporation, impacting the Developing Businesses segment, as a result of a recent decision to shut down Cendian logistics activities. In addition, the company recognized restructuring charges of $9 million primarily related to expected severance.

During fourth quarter 2004, Eastman also completed the previously announced sale of Ariel Corporation that resulted in a pretax gain of $7 million.

Cash Flow

Eastman generated $494 million in cash from operations in 2004 versus $244 million in 2003. Contributions to the company’s U.S. defined benefit plans were $3 million in 2004 and $238 million in 2003. Net debt, defined as total borrowings less cash and cash equivalents, declined $298 million in 2004.

Outlook

Commenting on the outlook for first quarter 2005, Ferguson said: “We expect sales volume to remain strong throughout the company, but we also anticipate that key raw material and energy costs will escalate during the quarter. In addition, we expect to implement selling price increases in order to recover our margin over raw material and energy costs. As a result, we expect first-quarter 2005 earnings per share to be similar to the current First Call mean estimate of $0.83 per share. However, volatile raw material and energy costs limit the precision of our estimate.”

Eastman will host a conference call with industry analysts on Jan. 28 at 8:00 a.m. EST. To listen to the live webcast of the conference call, go to www.eastman.com, investors, event information, audio archives. To listen via telephone, the dial-in number is 913-981-5571, passcode number 409787. A telephone replay will be available continuously from 11:00 a.m. EST, Jan. 28, to 12:00 a.m. EST, Feb. 4, 2005, at 888-203-1112, passcode number 409787.

Headquartered in Kingsport, Tenn., Eastman manufactures and markets chemicals, fibers and plastics worldwide. The company has approximately 12,000 employees and had 2004 sales of US$6.6 billion. To learn more about Eastman and its products, visit www.eastman.com

##

Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; company strategies, actions and efforts to control and reduce costs and to increase overall selling prices and improve financial performance; and overall selling prices, sales volume, raw material and energy costs, and earnings for first quarter 2005. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-Q filed for third quarter 2004 and the Form 10-K to be filed for full-year 2004, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT

FINANCIAL INFORMATION
January 27, 2005

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), January 28, 2005.

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 1

TABLE 1 - STATEMENTS OF EARNINGS

	Fourth Quarter		Twelve Months
(Dollars in millions, except per share amounts)	2004	2003	2004	2003

Sales	$1,658	$1,434	$6,580	$5,800
Cost of sales	1,442	1,249	5,602	4,990
Gross profit	216	185	978	810

Selling and general administrative expenses	121	106	450	414
Research and development expenses	38	44	154	173
Asset impairments and restructuring charges, net	18	9	206	489
Goodwill impairment	--	--	--	34
Other operating income	(7)	(13)	(7)	(33)
Operating earnings (loss)	46	39	175	(267)

Interest expense, net	27	32	115	124
Other (income) charges, net	--	(5)	(4)	(10)
Earnings (loss) before income taxes and cumulative effect of changes in accounting principle	19	12	64	(381)
Provision (benefit) for income taxes	(35)	2	(106)	(108)
Earnings (loss) before cumulative effect of changes in accounting principle	54	10	170	(273)
Cumulative effect of changes in accounting principle, net	--	--	--	3
Net earnings (loss)	$54	$10	$170	$(270)

Earnings (loss) per share
Basic
Before cumulative effect of changes in
accounting principle	$0.69	$0.13	$2.20	$(3.54)
Cumulative effect of changes in accounting principle, net	--	--	--	0.04
Net earnings (loss) per share	$0.69	$0.13	$2.20	$(3.50)

Diluted
Before cumulative effect of changes in
accounting principle	$0.68	$0.13	$2.18	$(3.54)
Cumulative effect of changes in accounting principle, net	--	--	--	0.04
Net earnings (loss) per share	$0.68	$0.13	$2.18	$(3.50)

Shares (in millions) outstanding at end of period	79.3	77.4	79.3	77.4

Shares (in millions) used for earnings per share calculation
Basic	78.1	77.1	77.6	77.1
Diluted	79.2	77.5	78.3	77.1

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 2

TABLE 2 - OTHER SALES INFORMATION

	Fourth Quarter, 2004
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$282	$1	$283
Performance Chemicals and Intermediates	373	155	528
Specialty Plastics	169	11	180
Total Eastman Division	824	167	991

Voridian Division
Polymers	611	19	630
Fibers	194	22	216
Total Voridian Division	805	41	846

Developing Businesses Division
Developing Businesses	29	98	127
Total Developing Businesses Division	29	98	127

Total Eastman Chemical Company	$1,658	$306	$1,964

	Fourth Quarter, 2003*
	External Sales	Interdivisional Sales	Total Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$409	$--	$409
Performance Chemicals and Intermediates	254	135	389
Specialty Plastics	142	9	151
Total Eastman Division	805	144	949

Voridian Division
Polymers	450	14	464
Fibers	160	20	180
Total Voridian Division	610	34	644

Developing Businesses Division
Developing Businesses	19	100	119
Total Developing Businesses Division	19	100	119

Total Eastman Chemical Company	$1,434	$278	$1,712

* Sales revenues for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 3

TABLE 2 - OTHER SALES INFORMATION (Continued)

	Twelve Months, 2004
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$1,554	$1	$1,555
Performance Chemicals and Intermediates	1,347	583	1,930
Specialty Plastics	644	51	695
Total Eastman Division	3,545	635	4,180

Voridian Division
Polymers	2,183	69	2,252
Fibers	731	88	819
Total Voridian Division	2,914	157	3,071

Developing Businesses Division
Developing Businesses	121	424	545
Total Developing Businesses Division	121	424	545

Total Eastman Chemical Company	$6,580	$1,216	$7,796

	Twelve Months, 2003*
	External Sales	Interdivisional Sales	Total Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$1,683	$--	$1,683
Performance Chemicals and Intermediates	1,098	495	1,593
Specialty Plastics	559	49	608
Total Eastman Division	3,340	544	3,884

Voridian Division
Polymers	1,756	68	1,824
Fibers	635	80	715
Total Voridian Division	2,391	148	2,539

Developing Businesses Division
Developing Businesses	69	396	465
Total Developing Businesses Division	69	396	465

Total Eastman Chemical Company	$5,800	$1,088	$6,888

* Sales revenues for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.
	Fourth Quarter		Twelve Months
(Dollars in millions)	2004	2003	2004	2003

Sales by Region - External Sales
United States and Canada	$939	$797	$3,723	$3,302
Europe, Middle East, and Africa	330	335	1,467	1,368
Asia Pacific	223	165	785	643
Latin America	166	137	605	487
	$1,658	$1,434	$6,580	$5,800

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 4

TABLE 3 - OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING INCOME

	Fourth Quarter		Twelve Months
(Dollars in millions)	2004	2003**	2004	2003**

Operating Earnings (Loss) by Segment and Certain Items
Eastman Division Segments
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings (loss)	$23	$17	$67	$(402)
Asset impairments and restructuring charges	2	7	81	462
Other operating (income)/expense	--	(13)	--	(13)

Performance Chemicals and Intermediates
Operating earnings (loss)	6	(11)	16	(45)
Asset impairments and restructuring charges	1	--	38	57

Specialty Plastics
Operating earnings	(1)	10	13	63
Asset impairments and restructuring charges	--	--	53	1
Other operating (income)	--	--	--	(20)

Total operating earnings (loss)	$28	$16	$96	$(384)
Total asset impairments and restructuring charges	$3	$7	$172	$520
Total other operating (income)/expense	$--	$(13)	$--	$(33)

Voridian Division Segments
Polymers
Operating earnings	$14	$6	$25	$62
Asset impairments and restructuring charges	--	1	13	2

Fibers
Operating earnings	36	30	146	125
Asset impairments and restructuring charges	--	1	--	1

Total operating earnings	$50	$36	$171	$187
Total asset impairments and restructuring charges	$--	$2	$13	$3

Developing Business Division Segment
Developing Businesses
Operating loss	$(26)	$(13)	$(86)	$(65)
Asset impairments and restructuring charges	15	--	21	--
Other operating (income)	(7)	--	(7)	--

Total operating loss	$(26)	$(13)	$(86)	$(65)
Total asset impairments and restructuring charges	$15	$--	$21	$--
Total other operating (income)	(7)	--	(7)	--

Eliminations to operating earnings	$(6)	$--	$(6)	$(5)

Total Eastman Chemical Company
Total operating earnings (loss)	$46	$39	$175	$(267)
Total asset impairments and restructuring charges	$18	$9	$206	$523
Total other operating income	$(7)	$(13)	$(7)	$(33)

** Operating earnings for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 5

TABLE 4a- EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue	$1,597	$1,676	$1,649	$1,658	$6,580
Less: CASPI restructured, divested, and consolidated product lines (1)	174	193	74	--	441
Sales revenue - continuing product lines	$1,423	$1,483	$1,575	$1,658	$6,139

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2003	2003	2003	2003	2003

Sales Revenue	$1,441	$1,481	$1,444	$1,434	$5,800
Less: CASPI restructured, divested, and consolidated product lines (1)	174	190	185	170	719
Sales revenue - continuing product lines	$1,267	$1,291	$1,259	$1,264	$5,081

TABLE 4b- EASTMAN DIVISION DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue	$886	$943	$892	$824	$3,545
Less: CASPI divested/consolidated product lines (1)	174	193	74	--	441
Sales revenue - continuing product lines	$712	$750	$818	$824	$3,104

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2003	2003	2003	2003	2003

Sales Revenue	$852	$865	$818	$805	$3,340
Less: CASPI divested/consolidated product lines (1)	174	190	185	170	719
Sales revenue - continuing product lines	$678	$675	$633	$635	$2,621

(1) These businesses and product lines include acrylate ester monomers, composites (unsaturated polyester resins), inks and graphic arts raw materials, liquid resins, powder resins and textile chemicals divested on July 31, 2004 as well as other restructuring, divestiture and consolidation activities that the Company has completed related to these businesses and product lines.

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 6

TABLE 5 - CASPI SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS) AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2004	2004	2004	2004	2004

Sales Revenue
Sales revenue - CASPI restructured, divested, and consolidated product lines (1)	$174	$193	$74	$--	$441
Sales revenue - continuing product lines	265	283	283	282	1,113
Total sales revenue	$439	$476	$357	$282	$1,554

Operating Earnings (Loss) and Asset Impairments and Restructuring Charges
Operating loss - CASPI restructured, divested, and consolidated product lines (1) (2)	$(11)	$(72)	$(2)	$--	$(85)
Operating earnings - continuing product lines	41	48	40	23	152
Total Operating earnings (loss)	$30	$(24)	$38	$23	$67

Other Operating (expense)	$--	$--	$--	$--	$--
Asset impairments and restructuring charges - CASPI restructured, divested, and consolidated product lines (1)	5	66	1	--	72
Asset impairments and restructuring charges - continuing product lines	1	3	3	2	9
Total asset impairments and restructuring charges	$6	$69	$4	$2	$81

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2003	2003	2003	2003	2003

Sales Revenue
Sales revenue - CASPI restructured, divested, and consolidated product lines (1)	$174	$190	$185	$170	$719
Sales revenue - continuing product lines	237	251	236	240	964
Total sales revenue	$411	$441	$421	$410	$1,683

Operating Earnings (Loss) and Asset Impairments and Restructuring Charges
Operating loss - CASPI restructured, divested, and consolidated product lines (1) (2)	$(31)	$(28)	$(464)	$(15)	$(538)
Operating earnings - continuing product lines	28	47	29	32	136
Total Operating earnings (loss)	$(3)	$19	$(435)	$17	$(402)

Other Operating income	$--	$--	$--	$(13)	$(13)
Asset impairments and restructuring charges - CASPI restructured, divested, and consolidated product lines (1)	1	1	449	6	457
Asset impairments and restructuring charges - continuing product lines	1	--	3	1	5
Total asset impairments and restructuring charges	$2	$1	$452	$7	$462

(1) See note (1) to Table 4a and 4b
(2) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 7

TABLE 6 - SALES REVENUE CHANGE - EXTERNAL SALES

Fourth Quarter, 2004 Compared to Fourth Quarter, 2003
Change in External Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	(31) %	(36) %	6%	(2) %	1%
Performance Chemicals and Intermediates	47%	28%	19%	(1) %	1%
Specialty Plastics	19%	15%	2%	-- %	2%
Total Eastman Division	2%	(7) %	9%	(1) %	1%

Voridian Division
Polymers	36%	4%	28%	1%	3%
Fibers	21%	10%	-- %	10%	1%
Total Voridian Division	32%	6%	21%	3%	2%

Developing Businesses Division
Developing Businesses	49%	-- %	-- %	49%	-- %
Total Developing Businesses Division	49%	-- %	-- %	49%	-- %

Total Eastman Chemical Company	16%	(1) %	14%	1%	2%

Twelve Months, 2004 Compared to Twelve Months, 2003
Change in External Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,
and Inks	(8) %	(11) %	2%	(1) %	2%
Performance Chemicals and Intermediates	23%	12%	11%	(1) %	1%
Specialty Plastics	15%	12%	1%	-- %	2%
Total Eastman Division	6%	-- %	5%	(1) %	2%

Voridian Division
Polymers	24%	9%	12%	-- %	3%
Fibers	15%	13%	(2) %	3%	1%
Total Voridian Division	22%	10%	8%	1%	3%

Developing Businesses Division
Developing Businesses	74%	-- %	-- %	74%	-- %
Total Developing Businesses Division	74%	-- %	-- %	74%	-- %

Total Eastman Chemical Company	13%	4%	6%	1%	2%

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 8

TABLE 7 - PERCENTAGE GROWTH IN SALES VOLUME

Fourth Quarter, 2004 Compared to
Fourth Quarter, 2003
Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(34) %	-- %	(34) %
Performance Chemicals and Intermediates	27%	(2) %	15%
Specialty Plastics	16%	5%	14%
Total Eastman Division	(2) %	(1) %	(2) %

Voridian Division
Polymers	4%	21%	5%
Fibers	9%	10%	10%
Total Voridian Division	5%	12%	6%

Developing Businesses Division
Developing Businesses	-- %	-- %	-- %
Total Developing Businesses Division	-- %	-- %	-- %

Total Eastman Chemical Company	1%

Regional sales volume growth
United States and Canada	7%
Europe, Middle East, and Africa	(20) %
Asia Pacific	12%
Latin America	(8) %

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 9

TABLE 7 - PERCENTAGE GROWTH IN SALES VOLUME (Continued)

Twelve Months, 2004 Compared to
Twelve Months, 2003
Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(10) %	>100%	(10) %
Performance Chemicals and Intermediates	12%	5%	9%
Specialty Plastics	12%	(3) %	10%
Total Eastman Division	2%	5%	3%

Voridian Division
Polymers	9%	(11) %	8%
Fibers	13%	10%	11%
Total Voridian Division	10%	6%	9%

Developing Businesses Division
Developing Businesses	-- %	-- %	-- %
Total Developing Businesses Division	-- %	-- %	-- %

Total Eastman Chemical Company	5%

Regional sales volume growth
United States and Canada	7%
Europe, Middle East, and Africa	(4) %
Asia Pacific	7%
Latin America	12%

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 10

TABLE 8 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

OPERATING EARNINGS, NET EARNINGS, AND NET EARNINGS PER DILUTED SHARE

	Fourth Quarter 2004
(Dollars in millions)	Operating Earnings	Net Earnings	Net earnings per diluted share

As reported	$46	$54	$0.68

Certain Items:
Asset impairments and restructuring charges	18	11	0.14
Other operating income	(7)	(11)	(0.13)
Excluding certain items	$57	$54	$0.69

	Fourth Quarter 2003
(Dollars in millions)	Operating Earnings	Net Earnings	Net earnings per diluted share

As reported	$39	$10	$0.13

Certain Items:
Asset impairments and restructuring charges	9	8	0.10
Other operating income	(13)	(8)	(0.10)
Excluding certain items	$35	$10	$0.13

	Twelve Months, 2004
(Dollars in millions)	Operating Earnings	Net Earnings	Net earnings per diluted share

As reported	$175	$170	$2.18

Certain Items:
Asset impairments and restructuring charges	206	151	1.93
Other operating income	(7)	(11)	(0.14)
Net deferred income tax benefits	--	(90)	(1.15)
Excluding certain items	$374	$220	$2.82

	Twelve Months, 2003
(Dollars in millions)	Operating Earnings	Net Earnings	Net earnings per diluted share

As reported	$(267)	$(270)	$(3.50)

Certain Items:
Asset impairments and restructuring charges	523	376	4.88
Other operating income	(33)	(20)	(0.26)
Cumulative effect of a change in accounting principle		(3)	(0.04)
Excluding certain items	$223	$83	$1.08

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 11

TABLE 9 - STATEMENTS OF CASH FLOWS

	Twelve Months
(Dollars in millions)	2004	2003

Cash flows from operating activities
Net earnings (loss)	$170	$(270)

Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	322	367
Cumulative effect of changes in accounting principles, net	--	(3)
Asset impairments	141	500
Gain on sales of assets	(8)	(33)
Provision (benefit) for deferred income taxes	(136)	(140)
Changes in operating assets and liabilities, net of divestitures:
Increase in receivables	(133)	(46)
Decrease in inventories	18	41
Increase (decrease) in trade payables	49	(2)
Increase (decrease) in liabilities for employee benefits and incentive pay	67	(214)
Other items, net	4	44

Net cash provided by operating activities	494	244

Cash flows from investing activities
Additions to properties and equipment	(248)	(230)
Proceeds from sale of assets, net of cash acquired	127	71
Additions to capitalized software	(14)	(15)
Acquisitions, net of cash acquired	(4)	--
Other items, net	(9)	14

Net cash used in investing activities	(148)	(160)

Cash flows from financing activities
Net (decrease) in commercial paper, credit facility and other short-term borrowings	(19)	39
Proceeds from long-term borrowings	--	495
Repayment of borrowings	(500)	(5)
Dividends paid to stockholders	(137)	(136)
Proceeds from stock option exercises	77	--
Other items	--	4

Net cash provided by (used in) financing activities	(579)	397

Net change in cash and cash equivalents	(233)	481

Cash and cash equivalents at beginning of period	558	77

Cash and cash equivalents at end of period	$325	$558

EASTMAN CHEMICAL COMPANY - EMN	January 27, 2005
5:30 PM EDT
Page 12

TABLE 10 - SELECTED BALANCE SHEET ITEMS

	December 31,	December 31,
(Dollars in millions)	2004	2003

Current Assets	$1,776	$2,010

Net Properties	3,191	3,419

Other Assets	948	815

Total Assets	$5,915	$6,244

Payables and Other Current Liabilities	$1,125	$973

Short-term Borrowings	1	504

Long-term Borrowings	2,061	2,089

Other Liabilities	1,537	1,635

Stockholders’ Equity	1,191	1,043

Total Liabilities and Stockholders’ Equity	$5,915	$6,244